SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2018
BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)
6820 LBJ Freeway
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code    972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5 - Corporate Governance and Management
Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Brinker International, Inc. (the “Company”) has determined that a portion of previously awarded performance-based stock option grants exceeded the total amount of options permitted to be granted to a single individual during any fiscal year under the terms of the Company’s Stock Option and Incentive Plan.
On August 31, 2017, the Company granted 203,347 stock options to its chief executive officer and president, Wyman Roberts, as part of his annual compensation, and granted an additional 500,000 performance-based options as a Special Equity Award.  Pursuant to the Company’s Stock Option and Incentive Plan, the maximum number of options that may be granted to an individual in a fiscal year is 500,000.  Collectively, the annual compensation options and the performance-based options awarded to Mr. Roberts exceeded this limit.  The Company has therefore determined, and Mr. Roberts has acknowledged, that 203,347 of the performance-based options (“Excess Options”) are void and canceled.
The performance-based options were granted pursuant to the form of Special Equity Award filed as an exhibit to the Company’s Form 10-K filed with the Securities and Exchange Commission on August 28, 2017. Pursuant to the terms and conditions of the Special Equity Award, one-half of Mr. Roberts’ remaining 296,653 performance-based options will vest in fiscal year 2021 if the Company achieves the designated EPS target for such year, and one-half of the performance-based options will vest in fiscal year 2022 if the Company achieves the designated EPS target for such year. In the event that the Company does not achieve the designated EPS target in fiscal year 2021, then all of the 296,653 performance-based options will vest in fiscal year 2022 if the Company achieves the designated EPS target for fiscal year 2022.
As of October 1, 2018 (the date the Excess Options were determined to be void and canceled), the Excess Options had a fair value of approximately $3.2 million. The Compensation Committee has reaffirmed, in its business judgment, that the performance-based options, including the Excess Options, were an integral part of Mr. Roberts’ compensation package and were aligned with the interests of the Company’s shareholders. Therefore, in order to satisfy the original intent with respect to Mr. Roberts’ compensation and taking into account the interests of the Company’s shareholders and all other relevant factors, the Compensation Committee intends to grant Mr. Roberts performance-based equity incentive compensation awards having a grant date fair value equal to the Excess Options’ fair value on October 1, 2018. The Compensation Committee intends to grant such equity incentive compensation pursuant to the same form of Special Equity Award described above so that vesting will be conditioned on achievement of the same performance targets and vest on the same schedule.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Dated: October 5, 2018	By:	/s/ Wyman T. Roberts
Wyman T. Roberts,
Chief Executive Officer and President
and President of Chili's Grill & Bar